Exhibit 32

Certification by Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

I John L. Shroyer, Chief Executive Officer and Chief Financial Officer, of Alliant Techsystems Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)                                  the Quarterly Report on Form 10-Q for the period ended January 3, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Dated:  February 3, 2010

By:	/s/ John L. Shroyer
Name:	John L. Shroyer
Title:	Chief Executive Officer, Senior Vice President and Chief Financial Officer